Exhibit 99.1

COMPANY CONTACT: Ryan Bowie Vice President and Treasurer Strategic Hotels & Resorts (312) 658-5766

FOR IMMEDIATE RELEASE

WEDNESDAY, NOVEMBER 4, 2009

STRATEGIC HOTELS & RESORTS REPORTS THIRD QUARTER 2009 RESULTS

CHICAGO – November 4, 2009 – Strategic Hotels & Resorts (NYSE: BEE) today reported results for the third quarter ended September 30, 2009.

Third Quarter Recap

•	Comparable funds from operations (Comparable FFO) was a loss of $0.07 per diluted share compared with income of $0.29 per diluted share in the prior year.

•	Quarterly Comparable EBITDA was $31.2 million compared with $55.8 million in the prior year.

•

North American total revenue per available room (Total RevPAR) decreased 21.9 percent and revenue per available room (RevPAR) decreased 22.6 percent driven by a 4.4 percentage point decrease in occupancy and a 17.8 percent decrease in average daily rate (ADR). Non-rooms revenue declined by 20.9 percent.

•	European Total RevPAR decreased 20.3 percent (12.6 percent in constant dollars) and RevPAR decreased 18.6 percent (10.5 percent in constant dollars).

•	North American gross operating profit (GOP) and EBITDA margins contracted 630 basis points and 680 basis points, respectively.

Chief Executive Officer Laurence Geller remarked, “Although operating performance continues to be impacted by challenges within the hospitality sector, recent macroeconomic trends, including 3.5% GDP growth in the third quarter, are reason for optimism that we are beginning to turn the corner on hotel demand.

“During the quarter we announced the appointment of new independent directors Raymond Gellein, former President of Starwood Hotels & Resorts’ Global Development Group, and Eugene Reilly, President of AMB Property Corporation’s Americas division. These appointments are in line with our previously announced strategy of strengthening the board composition in this volatile environment. The experience and outstanding credentials of these individuals in hospitality and real estate will enhance our execution strategy going forward.”

Added Geller, “In October, we closed on the sale of the Four Seasons Mexico City at an attractive price in a difficult market. This transaction is directly aligned with our strategic asset disposition plan and provides an important source of liquidity to the company. Looking ahead, and in spite of the difficult near-term operating environment, we have confidence in the value and potential of our real estate platform.”

Financial Results

The company reported third quarter 2009 financial results as follows:

•

Net loss attributable to common shareholders was $73.5 million, or $0.97 per diluted share, compared with net loss attributable to common shareholders of $65.7 million, or $0.88 per diluted share, for the third quarter of 2008.

•	Comparable EBITDA was $31.2 million compared with $55.8 million for the third quarter of 2008.

•

FFO was a loss of $37.1 million, or $0.49 per diluted share, compared with a loss of $72.1 million, or $0.95 per diluted share, in the third quarter of 2008. Comparable FFO was a loss of $5.2 million, or $0.07 per diluted share, compared with income of $22.3 million, or $0.29 per diluted share, in the third quarter of 2008.

The company reported financial results for the nine month period ending September 30, 2009 as follows:

•

Net loss attributable to common shareholders was $202.6 million, or $2.69 per diluted share, compared with a net loss attributable to common shareholders of $63.1 million, or $0.84 per diluted share, for the nine month period ending September 30, 2008.

•	Comparable EBITDA was $87.5 million compared with $185.6 million for the nine month period ending September 30, 2008.

•

FFO was a loss of $100.5 million, or $1.34 per diluted share, compared with a net loss of $12.3 million, or $0.16 per diluted share, in the nine months ending September 30, 2008. Comparable FFO was a loss of $19.0 million, or $0.25 per diluted share, compared with income of $81.2 million, or $1.07 per diluted share, in the nine month period ending September 30, 2008.

Impairment Losses

Third quarter 2009 results include an impairment loss totaling $30.8 million for the write-down of the carrying value of the Renaissance Le Parc to its estimated fair value. This one-time charge has been excluded from Comparable EBITDA, FFO and FFO per share metrics.

Transaction Update

During the quarter, the company entered into a joint venture agreement on its 60-acre ocean front land parcel near the Four Seasons Punta Mita Resort in Nayarit, Mexico with Cantiles de Mita, S.A. de C.V., a wholly owned subsidiary of DINE, the master developer of Punta Mita and original seller of the land parcel. In exchange for an interest in the land, the company was released from its final installment payment of $17.5 million which was due in August 2009 and received a preferred position which entitles the company to receive the first $12.0 million of distributions generated from the project with any excess distributions split equally among the partners.

Subsequent Event

The company closed on the sale of the Four Seasons Mexico City to Meridia Capital for a gross sales price of $54.0 million, or $225,000 per room. The transaction closed on October 29, 2009.

Earnings Call

The company will conduct its third quarter 2009 conference call for investors and other interested parties on November 5, 2009 at 10:00 a.m. Eastern Time (ET). Interested individuals are invited to listen to the call by telephone at 888-713-4205 (toll international: 617-213-4862) with pass code 30443392. To participate on the web cast, log on to http://www.strategichotels.com or https://www.theconferencingservice.com/prereg/key.process?key=PQUGYJWCM 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning at 1:00 p.m. ET on November 5, 2009, through 11:59 p.m. ET on November 12, 2009. To access the replay, dial 888-286-8010 (toll international: 617-801-6888) and request replay pin number 86018676. A replay of the call will also be available on the Internet at http://www.strategichotels.com or http://www.earnings.com for 30 days after the call.

The company also produces supplemental financial data that includes detailed information regarding its operating results. This supplemental data is considered an integral part of this earnings release. These materials are available on the Strategic Hotels & Resorts’ website at www.strategichotels.com within the third quarter information section.

Portfolio Definitions

North American hotel comparisons for the third quarter 2009 are derived from the company’s hotel portfolio at September 30, 2009, consisting of properties in which operations are included in the consolidated results of the company.

European hotel comparisons for the third quarter 2009 are derived from the company’s European owned and leased hotel properties at September 30, 2009.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The company currently has ownership interests in 18 properties with an aggregate of 8,118 rooms. For a list of current properties and for further information, please visit the company’s website at http://www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: economic conditions generally and in the real estate market specifically, including further deterioration of the global economic downturn and the extent of its effect on business and leisure travel and the lodging industry; demand for hotel rooms in our current and proposed market areas; outbreak of contagious diseases such as the H1N1 virus; our liquidity and refinancing demands; availability of capital; the recovery of financing markets and our ability to obtain or refinance debt; our ability to comply with covenants contained in our debt facilities; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; ability to dispose of existing properties in a manner consistent with our disposition strategy and liquidity needs; delays and cost overruns in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing in the Company’s most recent form 10-K and subsequent 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Rooms	$108,143	$138,209	$309,356	$416,809
Food and beverage	56,554	73,802	174,304	244,083
Other hotel operating revenue	21,062	25,174	73,032	81,402

	185,759	237,185	556,692	742,294
Lease revenue	1,224	1,528	3,513	4,217

Total revenues	186,983	238,713	560,205	746,511

Operating Costs and Expenses:
Rooms	30,579	34,064	86,770	102,637
Food and beverage	43,686	54,439	130,642	170,959
Other departmental expenses	53,911	61,922	163,292	188,700
Management fees	6,496	9,851	20,918	30,507
Other hotel expenses	13,328	13,937	41,043	45,296
Lease expense	4,355	4,702	12,480	13,563
Depreciation and amortization	38,364	32,356	107,678	90,156
Impairment losses and other charges	30,795	96,679	81,009	96,679
Corporate expenses	5,519	6,541	21,399	21,537

Total operating costs and expenses	227,033	314,491	665,231	760,034

Operating loss	(40,050)	(75,778)	(105,026)	(13,523)

Interest expense	(26,903)	(22,050)	(77,128)	(67,554)
Interest income	202	443	714	1,497
Loss on early extinguishment of debt	—	—	(883)	—
Equity in earnings of joint ventures	1,573	2,367	2,144	3,170
Foreign currency exchange (loss) gain	(1,193)	2,604	(287)	4,082
Other income (expenses), net	125	(55)	168	(494)

Loss before income taxes, distributions in excess of noncontrolling interest capital, loss on sale of noncontrolling interests in hotel properties and discontinued operations	(66,246)	(92,469)	(180,298)	(72,822)
Income tax benefit (expense)	358	(103)	(424)	(6,750)
Distributions in excess of noncontrolling interest capital	—	(1,715)	—	(2,499)

Loss before loss on sale of noncontrolling interests in hotel properties and discontinued operations	(65,888)	(94,287)	(180,722)	(82,071)
Loss on sale of noncontrolling interests in hotel properties	—	—	—	(46)

Loss from continuing operations	(65,888)	(94,287)	(180,722)	(82,117)
Income from discontinued operations, net of tax	—	37,319	—	44,587

Net loss	(65,888)	(56,968)	(180,722)	(37,530)
Net loss attributable to the noncontrolling interests in SHR’s operating partnership	844	739	2,297	487
Net income attributable to the noncontrolling interests in consolidated affiliates	(696)	(1,778)	(1,044)	(2,887)

Net loss attributable to SHR	(65,740)	(58,007)	(179,469)	(39,930)
Preferred shareholder dividends	(7,721)	(7,721)	(23,164)	(23,164)

Net loss attributable to SHR common shareholders	$(73,461)	$(65,728)	$(202,633)	$(63,094)

Basic and Diluted Loss Per Share:
Loss from continuing operations attributable to SHR common shareholders	$(0.97)	$(1.37)	$(2.69)	$(1.43)
Income from discontinued operations attributable to SHR	—	0.49	—	0.59

Net loss attributable to SHR common shareholders	$(0.97)	$(0.88)	$(2.69)	$(0.84)

Weighted average common shares outstanding	75,441	75,022	75,265	75,015

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Balance Sheets

(in thousands, except share data)

	September 30, 2009	December 31, 2008
Assets
Investment in hotel properties, net	$2,321,965	$2,383,860
Goodwill	82,647	120,329
Intangible assets, net of accumulated amortization of $4,260 and $3,096	34,009	32,277
Investment in joint ventures	83,167	82,122
Cash and cash equivalents	88,481	80,954
Restricted cash and cash equivalents	18,778	37,358
Accounts receivable, net of allowance for doubtful accounts of $2,657 and $2,203	65,179	70,945
Deferred financing costs, net of accumulated amortization of $10,701 and $6,655	13,054	10,375
Deferred tax assets	39,894	38,260
Other assets	46,316	52,687

Total assets	$2,793,490	$2,909,167

Liabilities and Equity
Liabilities:
Mortgages and other debt payable	$1,302,650	$1,301,535
Exchangeable senior notes, net of discount	168,284	165,155
Bank credit facility	269,000	206,000
Accounts payable and accrued expenses	258,439	281,918
Deferred tax liabilities	35,404	34,236
Deferred gain on sale of hotels	105,498	104,251

Total liabilities	2,139,275	2,093,095

Noncontrolling interests in SHR’s operating partnership	3,464	5,330

Equity:
SHR’s shareholders’ equity:
8.50% Series A Cumulative Redeemable Preferred Stock ($0.01 par value; 4,488,750 sharesissued and outstanding; liquidation preference $25.00 per share)	108,206	108,206
8.25% Series B Cumulative Redeemable Preferred Stock ($0.01 par value; 4,600,000 shares issued and outstanding; liquidation preference $25.00 per share)	110,775	110,775
8.25% Series C Cumulative Redeemable Preferred Stock ($0.01 par value; 5,750,000 shares issued and outstanding; liquidation preference $25.00 per share)	138,940	138,940
Common shares ($0.01 par value; 150,000,000 common shares authorized; 75,179,918 and 74,410,012 common shares issued and outstanding)	752	744
Additional paid-in capital	1,233,578	1,228,774
Accumulated deficit	(889,732)	(710,263)
Accumulated other comprehensive loss	(75,526)	(93,637)

Total SHR’s shareholders’ equity	626,993	783,539
Noncontrolling interests in consolidated affiliates	23,758	27,203

Total equity	650,751	810,742

Total liabilities and equity	$2,793,490	$2,909,167

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

FINANCIAL HIGHLIGHTS

Supplemental Financial Data

(in thousands, except per share information)

	September 30, 2009
	Pro Rata Share	Consolidated
Capitalization
Common shares outstanding	75,180	75,180
Operating partnership units outstanding	971	971
Stock options outstanding	885	885
Restricted stock units outstanding	933	933

Combined shares, options and units outstanding	77,969	77,969
Common stock price at end of period	$2.59	$2.59

Common equity capitalization	$201,940	$201,940
Preferred equity capitalization (at $25.00 face value)	370,236	370,236
Consolidated debt (excludes discount on exchangeable senior notes)	1,751,650	1,751,650
Pro rata share of unconsolidated debt	282,825	—
Pro rata share of consolidated debt	(107,065)	—
Cash and cash equivalents	(88,481)	(88,481)

Total enterprise value	$2,411,105	$2,235,345

Net Debt / Total Enterprise Value	76.3%	74.4%
Preferred Equity / Total Enterprise Value	15.3%	16.6%
Common Equity / Total Enterprise Value	8.4%	9.0%

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Investment in the Hotel del Coronado

(in thousands)

On January 9, 2006, we purchased a 45% interest in the joint venture that owns the Hotel del Coronado. We account for this investment using the equity method of accounting.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Total revenues (100%)	$38,424	$44,054	$96,620	$118,323
Property EBITDA (100%)	$14,274	$19,547	$32,221	$45,698

Equity in earnings of joint venture (SHR 45% ownership)
Property EBITDA	$6,423	$8,796	$14,499	$20,564
Depreciation and amortization	(1,938)	(1,848)	(5,763)	(5,495)
Interest expense	(1,894)	(3,506)	(5,925)	(11,494)
Other income expenses, net	(91)	(104)	(233)	(138)
Income taxes	(751)	(694)	(551)	(392)

Equity in earnings of joint venture	$1,749	$2,644	$2,027	$3,045

EBITDA Contribution from investment in Hotel del Coronado
Equity in earnings of joint venture	$1,749	$2,644	$2,027	$3,045
Depreciation and amortization	1,938	1,848	5,763	5,495
Interest expense	1,894	3,506	5,925	11,494
Income taxes	751	694	551	392

EBITDA Contribution for investment in Hotel del Coronado	$6,332	$8,692	$14,266	$20,426

FFO Contribution from investment in Hotel del Coronado
Equity in earnings of joint venture	$1,749	$2,644	$2,027	$3,045
Depreciation and amortization	1,938	1,848	5,763	5,495

FFO Contribution for investment in Hotel del Coronado	$3,687	$4,492	$7,790	$8,540

Debt	Interest Rate	Spread over LIBOR	Loan Amount	Maturity
CMBS Mortgage and Mezzanine	2.33%	208 bp	$610,000	January 2011 (a)
Revolving Credit Facility	2.75%	250 bp	18,500	January 2011 (a)

			628,500

Cash and cash equivalents			(53,882)

Net Debt			$574,618

(a) Includes extension options.

Cap	Effective Date	LIBOR Cap Rate	Notional Amount	Maturity
CMBS Mortgage and Mezzanine Loan and Revolving Credit Facility Cap	June 2009	3.0%	$630,000	January 2010

CMBS Mortgage and Mezzanine Loan and Revolving Credit Facility Cap	February 2010	5.0%	$630,000	January 2011

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Leasehold Information

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Paris Marriott Champs Elysees:
Property EBITDA	$6,119	$7,278	$13,371	$17,374
Revenue (a)	$6,119	$7,278	$13,371	$17,374

Lease Expense	(3,136)	(3,433)	(8,983)	(9,705)
Less: Deferred Gain on Sale Leaseback	(1,202)	(1,263)	(3,448)	(3,842)

Adjusted Lease Expense	(4,338)	(4,696)	(12,431)	(13,547)

EBITDA Contribution from Leasehold	$1,781	$2,582	$940	$3,827

Marriott Hamburg:
Property EBITDA	$1,505	$1,612	$4,280	$4,841
Revenue (a)	$1,224	$1,528	$3,513	$4,217

Lease Expense	(1,219)	(1,269)	(3,497)	(3,858)
Less: Deferred Gain on Sale Leaseback	(55)	(59)	(159)	(178)

Adjusted Lease Expense	(1,274)	(1,328)	(3,656)	(4,036)

EBITDA Contribution from Leasehold	$(50)	$200	$(143)	$181

Total Leaseholds:
Property EBITDA	$7,624	$8,890	$17,651	$22,215
Revenue (a)	$7,343	$8,806	$16,884	$21,591

Lease Expense	(4,355)	(4,702)	(12,480)	(13,563)
Less: Deferred Gain on Sale Leaseback	(1,257)	(1,322)	(3,607)	(4,020)

Adjusted Lease Expense	(5,612)	(6,024)	(16,087)	(17,583)

EBITDA Contribution from Leasehold	$1,731	$2,782	$797	$4,008

	September 30, 2009	December 31, 2008
Security Deposits (b):
Paris Marriott Champs Elysees	$10,227	$15,507
Marriott Hamburg	7,317	6,984

Total	$17,544	$22,491

(a)	For the three and nine months ended September 30, 2009 and 2008, Revenue for the Paris Marriott Champs Elysees represents Property EBITDA. For the three and nine months ended September 30, 2009 and 2008, Revenue for the Marriott Hamburg represents lease revenue.
(b)	The security deposits are recorded in other assets on the consolidated balance sheets.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Non-GAAP Financial Measures

In addition to REIT hotel income, five other non-GAAP financial measures are presented for the Company that we believe are useful to management and investors as key measures of our operating performance: Funds from Operations (FFO); FFO - Fully Diluted; Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); and Comparable EBITDA. A reconciliation of these measures to net loss attributable to SHR common shareholders, the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding losses or gains from sales of depreciable property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present FFO - Fully Diluted, which is FFO plus income or loss on income attributable to convertible noncontrolling interests. We also present Comparable FFO, which is FFO - Fully Diluted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe that the presentation of FFO, FFO - Fully Diluted and Comparable FFO provides useful information to management and investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization. We also present Comparable FFO per diluted share as a non-GAAP measure of our performance. We calculate Comparable FFO per diluted share for a given operating period as our Comparable FFO (as defined above) divided by the weighted average of fully diluted shares outstanding. Comparable FFO per diluted share, in accordance with NAREIT, is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under share-based compensation plans, operating partnership units and exchangeable debt securities. No effect is shown for securities that are anti-dilutive.

EBITDA represents net loss attributable to SHR common shareholders excluding: (i) interest expense, (ii) income taxes, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income taxes and depreciation and amortization of our equity method investments. EBITDA is presented on a full participation basis, which means we have assumed conversion of all convertible noncontrolling interests of our operating partnership into our common stock and includes preferred dividends. We believe this treatment of noncontrolling interests provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Comparable EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks, as well as the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA should not be considered as an alternative measure of our net loss or operating performance. FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net loss attributable to SHR common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. Below, we have provided a quantitative reconciliation of FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net loss attributable to SHR common shareholders, and provide an explanatory description by footnote of the items excluded from FFO, FFO - Fully Diluted, and EBITDA.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net Loss Attributable to SHR Common Shareholders to EBITDA and Comparable EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net loss attributable to SHR common shareholders	$(73,461)	$(65,728)	$(202,633)	$(63,094)
Depreciation and amortization—continuing operations	38,364	32,356	107,678	90,156
Depreciation and amortization—discontinued operations	—	—	—	1,151
Interest expense—continuing operations	26,903	22,050	77,128	67,554
Income taxes—continuing operations	(358)	103	424	6,750
Income taxes—discontinued operations	—	(146)	—	(321)
Noncontrolling interests	(844)	(739)	(2,297)	(487)
Adjustments from consolidated affiliates (a)	(2,508)	(1,986)	(6,813)	(6,258)
Adjustments from unconsolidated affiliates	4,612	6,112	12,436	17,709
Preferred shareholder dividends	7,721	7,721	23,164	23,164

EBITDA	429	(257)	9,087	136,324
Realized portion of deferred gain on sale leasebacks	(1,257)	(1,322)	(3,607)	(4,020)
(Gain) loss on sale of assets—continuing operations	—	(13)	5	(147)
Gain on sale of assets—discontinued operations	—	(37,248)	—	(37,662)
Loss on sale of noncontrolling interests in hotel properties	—	—	—	46
Impairment losses and other charges	30,795	96,679	81,009	96,679
Impairment losses and other charges—adjustments from consolidated affiliates	—	—	(169)	—
Foreign currency exchange loss (gain) (b)	1,193	(2,604)	287	(4,082)
Hyatt Regency La Jolla noncontrolling interest (a)	—	(1,180)	—	(4,063)
Distributions in excess of noncontrolling interest capital	—	1,715	—	2,499
Loss on early extinguishment of debt	—	—	883	—

Comparable EBITDA	$31,160	$55,770	$87,495	$185,574

(a)	The noncontrolling interest partner’s share of the Hyatt Regency La Jolla’s property EBITDA is not deducted from net income attributable to SHR common shareholders under GAAP accounting rules for the three and nine months ended September 30, 2008. Under new accounting rules effective January 1, 2009, the noncontrolling interest partner’s share of the Hyatt Regency La Jolla’s property EBITDA is included in adjustments from consolidated affiliates for the three and nine months ended September 30, 2009.
(b)	Foreign currency exchange gains or losses applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net Loss Attributable to SHR Common Shareholders to

Funds From Operations (FFO), FFO - Fully Diluted and Comparable FFO

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net loss attributable to SHR common shareholders	$(73,461)	$(65,728)	$(202,633)	$(63,094)
Depreciation and amortization - continuing operations	38,364	32,356	107,678	90,156
Depreciation and amortization - discontinued operations	—	—	—	1,151
Corporate depreciation	(305)	(304)	(913)	(896)
(Gain) loss on sale of assets - continuing operations	—	(13)	5	(147)
Gain on sale of assets - discontinued operations	—	(37,248)	—	(37,662)
Loss on sale of noncontrolling interests in hotel properties	—	—	—	46
Realized portion of deferred gain on sale leasebacks	(1,257)	(1,322)	(3,607)	(4,020)
Deferred tax expense on realized portion of deferred gain on sale leasebacks	375	393	1,076	1,197
Noncontrolling interests adjustments	(511)	(438)	(1,440)	(1,240)
Adjustments from consolidated affiliates (a)	(1,956)	(1,368)	(5,648)	(4,004)
Adjustments from unconsolidated affiliates	1,970	1,848	5,859	5,495

FFO	(36,781)	(71,824)	(99,623)	(13,018)
Convertible noncontrolling interests	(333)	(301)	(857)	753

FFO - Fully Diluted	(37,114)	(72,125)	(100,480)	(12,265)
Impairment losses and other charges	30,795	96,679	81,009	96,679
Impairment losses and other charges - adjustments from consolidated affiliates	—	—	(169)	—
Foreign currency exchange loss (gain), net of tax (b)	1,137	(3,195)	(279)	(3,117)
Hyatt Regency La Jolla noncontrolling interest (a)	—	(777)	—	(2,559)
Distributions in excess of noncontrolling interest capital	—	1,715	—	2,499
Loss on early extinguishment of debt	—	—	883	—

Comparable FFO	$(5,182)	$22,297	$(19,036)	$81,237

Comparable FFO per diluted share	$(0.07)	$0.29	$(0.25)	$1.07

Weighted average diluted shares	75,441	76,010	75,265	76,137

(a)	The noncontrolling interest partner’s share of the Hyatt Regency La Jolla’s property FFO is not deducted from net income attributable to SHR common shareholders under GAAP accounting rules for the three and nine months ended September 30, 2008. Under new accounting rules effective January 1, 2009, the noncontrolling interest partner’s share of the Hyatt Regency La Jolla’s property EBITDA is included in adjustments from consolidated affiliates for the three and nine months ended September 30, 2009.
(b)	Foreign currency exchange gains or losses applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Debt Summary

(dollars in thousands)

Debt	Interest Rate	Spread (a)		Loan Amount	Maturity (b)

Bank credit facility	4.00%	375 bp		$269,000	March 2011
Westin St. Francis	0.95%	70 bp		220,000	August 2011
Fairmont Scottsdale	0.81%	56 bp		180,000	September 2011
InterContinental Chicago	1.31%	106 bp		121,000	October 2011
InterContinental Miami	0.98%	73 bp		90,000	October 2011
InterContinental Prague (c)	1.95%	120 bp	(c)	152,204	March 2012
Loews Santa Monica Beach Hotel	0.88%	63 bp		118,250	March 2012
Ritz-Carlton Half Moon Bay	0.92%	67 bp		76,500	March 2012
Exchangeable senior notes, net of discount (d)	3.50%	Fixed		168,284	April 2012
Fairmont Chicago	0.95%	70 bp		123,750	April 2012
Hyatt Regency La Jolla	1.25%	100 bp		97,500	September 2012
Marriott London Grosvenor Square (e)	1.64%	110 bp	(e)	123,446	October 2013

				$1,739,934

(a)	Spread over LIBOR (0.25% at September 30, 2009).
(b)	Includes extension options, excluding the conditional one-year extension option on the bank credit facility.
(c)	Principal balance of €104,000,000 at September 30, 2009. Spread over three-month EURIBOR (0.75% at September 30, 2009).
(d)	Reflects the cash coupon.
(e)	Principal balance of £77,250,000 at September 30, 2009. Spread over three-month GBP LIBOR (0.54% at September 30, 2009).

U.S. Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
April 2005	4.59%	$75,000	April 2012
June 2005	4.12%	50,000	June 2012
June 2006	5.50%	75,000	June 2013
August 2006	5.42%	100,000	August 2013
March 2007	4.84%	100,000	July 2012
March 2009	0.78%	50,000	December 2009
March 2009	0.90%	75,000	April 2010
March 2009	1.12%	50,000	December 2010
March 2009	1.38%	50,000	August 2011
March 2009	1.02%	50,000	December 2010
March 2009	0.64%	50,000	December 2009
March 2009	1.04%	100,000	February 2011
March 2009	1.22%	50,000	August 2011
September 2009	4.90%	100,000	September 2014

	3.03%	$975,000

European Interest Rate Swap

Swap Effective Date	Fixed Pay Rate Against GBP LIBOR (f)	Notional Amount	Maturity
October 2007	3.22% - 5.72%	£77,250	October 2013

Swap Effective Date	Fixed Pay Rate Against EURIBOR	Notional Amount	Maturity
September 2008	4.53%	€104,000	March 2012

Forward-Starting Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
December 2009	4.96%	$100,000	December 2014
April 2010	5.42%	75,000	April 2015
December 2010	5.23%	100,000	December 2015
February 2011	5.27%	100,000	February 2016

		$375,000

At September 30, 2009, future scheduled debt principal payments (including non-conditional extension options) are as follows:

Years ending December 31,	Amount
2009	$—
2010	7,858
2011	887,858
2012	742,364
2013	113,570
Thereafter	—

1,751,650
Less discount on exchangeable senior notes	(11,716)

Total	$1,739,934

Percent of fixed rate debt including U.S. and European swaps	81.6%
Weighted average interest rate including U.S. and European swaps (g)	3.91%
Weighted average maturity of fixed rate debt (debt with maturity of greater than one year)	3.44

(f)	In April 2009, we modified the GBP LIBOR interest rate swap agreement, which adjusts the fixed pay rate from 5.72% to 3.22% for the period from January 15, 2009 through January 17, 2011.
(g)	Excludes the amortization of deferred financing costs, amortization of the discount on the exchangeable senior notes and the amortization of the interest rate swap costs.